FOR IMMEDIATE RELEASE
For more information contact:

Media & Investor Relations	Media Relations
John Vincenzo	Joseph Vukson
508.323.1260	508.323.1228
john_vincenzo@3com.com	joseph_vukson@3com.com
3COM REPORTS THIRD QUARTER FISCAL YEAR 2007 RESULTS
•	People’s Republic of China grants its approval for 3Com to acquire Huawei Technologies’ 49 percent stake in Huawei-3Com (H3C) for $882 million — expected to close on or about March 29, 2007;

•	GAAP revenue for the third quarter was $323 million, an 82 percent increase over the prior year quarter’s GAAP revenue and a 6 percent increase over the prior year quarter’s pro forma revenue, assuming the consolidation of H3C from the beginning of the period;

•	GAAP loss per share was $0.01 in the third quarter, as compared to an $0.08 loss per share in the prior-year quarter;

•	GAAP operating loss was reduced by 81 percent to $9 million and non-GAAP operating profit was $10 million, representing second consecutive quarter of non-GAAP operating profitability;

•	Secure Converged Networking (SCN) segment reduced operating losses by $19 million compared to the prior year; and

•	Consolidated Cash, Cash Equivalents and Short-term Investments were $956 million, a sequential increase of $88 million.
MARLBOROUGH, MASS. — March 22, 2007 — 3Com Corporation (NASDAQ: COMS) today reported consolidated financial results for its third quarter of fiscal year 2007, which ended March 2, 2007, including the results for its two operating segments, SCN and H3C.
          Additionally, 3Com today announced the receipt of final approval from the People’s Republic of China for 3Com to acquire Huawei Technologies’ 49 percent stake in H3C for $882 million. 3Com, which won the right to acquire the remaining stake in H3C through a bidding process that ended on November 28, 2006, anticipates the deal will officially close on or about March 29, 2007.
          To fund the transaction and related expenses, 3Com intends to use approximately $470 million of cash from its balance sheet and approximately $430 million from a senior secured bank loan at its H3C segment.
          “The company continued to make progress against our operational initiatives in the third quarter, highlighted by delivering non-GAAP operating profitability for the second consecutive quarter,” said Edgar Masri, 3Com President and Chief Executive Officer. “3Com has delivered against each of the five areas we told investors to hold us accountable for, including receiving approval for the H3C transaction, improving the performance of our SCN business unit, signing retention agreements with key members of H3C’s leadership team, and delivering on our new Open Services Networking strategy and a network access control solution from TippingPoint.
          “Upon closing the H3C acquisition, we believe 3Com will be the clear number two vendor in the market for secure, converged networking solutions. 3Com is executing aggressively against a product strategy that we believe highly differentiates the company and provides a unique value proposition for our customers and partners. We are confident that our continued focus on operational improvements, top and bottom line leverage, and execution against our OSN strategy will drive improved shareholder value over time.”
Revenue
          Revenue determined in accordance with U.S. Generally Accepted Accounting Principles (GAAP) was $323 million in the third quarter of fiscal 2007, an 82 percent increase compared to the same period in fiscal 2006. This growth is primarily due to the consolidation of H3C revenue in the current period. Revenue grew 6 percent compared to pro forma revenue in the prior-year period, which includes the results of H3C as if it had been consolidated during the prior-year period. The H3C segment revenue was $195 million, a 35 percent increase over the prior-year quarter, and the SCN segment revenue was $157 million, an 11 percent decrease over the prior-year quarter.
Gross Profit and Operating Loss — GAAP Basis
          3Com’s gross profit for the third quarter of fiscal 2007 was $153 million, or 47 percent of revenue, which is a 6 percentage point improvement compared to the prior-year quarter, driven primarily by the inclusion of H3C in the current period results. This resulted in a GAAP operating loss of $9 million, which is a significant improvement from a GAAP operating loss of $47 million in the third quarter of fiscal 2006. The $38 million improvement results from a $19 million reduction in operating loss in the SCN segment and $19 million of operating income from H3C’s results.
Non-GAAP Operating Income1
          The third quarter fiscal 2007 non-GAAP operating income was $10 million, a $38 million improvement compared to the prior-year quarter’s non-GAAP operating loss of $28 million.
Net Loss and EPS — GAAP basis
          The third quarter fiscal 2007 net loss was $5 million, or $0.01 per share, including restructuring, amortization, in-process R&D and stock-based compensation expense of $19 million, or $0.05 per share. In the same period of the prior year, the net loss was $33 million, or $0.08 per share, including restructuring, amortization, stock-based compensation expense and other identified unusual items of $19 million, or $0.05 per share2.

1 The non-GAAP operating income and loss measures used by the Company exclude restructuring, amortization, in-process research and development, stock-based compensation expense and, if applicable in the relevant period, unusual items. The required reconciliations and other disclosures for all non-GAAP measures used by the Company are set forth later in this press release in Table D, in the Current Report on Form 8-K furnished to the SEC on the date hereof and/or in the investor relations section of our Web site, www.3com.com.
2 Our results for the year ago period include stock-based compensation expense primarily related to restricted stock amortization and stock-based compensation costs associated with acquisitions. Our results for the current period also include the effects of our adoption of FAS 123(R).

H3C Integration Efforts
          In preparation for the closing of the transaction, 3Com and H3C continue to work together to integrate key portions of the business in the Asia Pacific region. Initial focus of the integration centers on combining the two companies’ sales and marketing teams.
          Another significant, positive accomplishment related to H3C is that the top members of the H3C management team have signed two-year employment contracts effective upon closing of the acquisition. Included in the agreement are bonuses tied to aggressive targets based on H3C’s future financial performance, as well as non-compete provisions.
Security Growth
     In addition to the record quarter at H3C and the continued operational improvements within the SCN segment, 3Com’s security revenue was more than $30 million in the quarter. Specifically, revenue from the TippingPoint division was approximately $25 million, an increase of 10 percent quarter-over-quarter and the highest revenue quarter in its history.
Cash and Short-Term Securities
     3Com ended the quarter with $956 million in cash, cash equivalents and short-term investments. The net increase of $88 million from the balance at the end of the previous quarter was driven by positive cash from operations.
Third Quarter 2007 Business Highlights
•	Announced Open Services Networking (OSN), the industry’s first open platform that integrates best-of-breed applications into the network infrastructure. Also introduced the 3Com|ON™ technology partner program to support OSN.

•	3Com acquired certain assets from Roving Planet to support the company’s Network Access Control (NAC) strategy.

•	TippingPoint launched its fine-grained NAC solution.

•	TippingPoint sold its Intrusion Preventions Systems to customers including: the U.S. Army; the U.S. Department of Defense; the Parliament of Justice in South Africa; and the Mexican National Congress .

•	3Com won accounts in key vertical markets including: Hillsborough County Board of Education (switching and wireless); Howard University (switches );

Department of Education/Hawaii (switches and routers); DGA, a division of the French army (switches and routers); Mubea in Germany (NBX); KVN in Germany (switches); Acotel of Spain (switches, VCX and 3Com IP phones); Swisscon (switches and routers); Siemens Public Communications Network in India (switches); Telecom Malaysia (switches); iCell of Singapore (wireless access and switches).

•	H3C had several product development achievements in the quarter such as: released a new IP Video Surveillance portfolio; its router and LAN switches were Tolly Tested and Approved; and passed interoperability testing for its Endpoint Admission Defense and Microsoft Network Access Protection.

•	H3C won accounts including: Beijing Capital International Airport, China (switches); Video Surveillance of Fushun City, China (IP video surveillance); Hynix Semiconductor, Korea (switches); and Corvette Telecom, Russia (switches).
Conference Call
          Management will host a conference call and webcast at 5 p.m. EDT today to discuss quarterly highlights, historical financial results and expectations of future performance. To participate on the call, U.S. and international parties may dial (913) 981-5545. Alternatively, interested parties may listen to the live broadcast of the call over the Internet at 3Com’s Investor Relations Web site (www.3com.com/investor) in the Earnings webcast section.
Safe Harbor
This press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including forward-looking statements regarding timing of the closing of our announced acquisition to acquire Huawei’s 49 percent ownership interest in H3C, our acquisition funding and bank financing plans, our H3C integration activities and our market position. These statements are neither promises nor guarantees, but involve risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements, including, without limitation, risks relating to: our ability to consummate our announced transaction with Huawei to purchase additional interest in H3C and close our loan financing; our ability to maintain and improve our market position; and other risks detailed in the Company’s filings with the SEC, including those discussed in the Company’s quarterly report filed with the SEC on Form 10-Q for the quarter ended December 1, 2006.
3Com Corporation does not intend, and disclaims any obligation, to update any forward-looking information contained in this release or with respect to the announcements described herein.
References to the financial information included in this press release and the related conference call reflect rounded numbers and should be considered approximate values.
About 3Com Corporation
3Com Corporation (NASDAQ: COMS) is a leading provider of secure, converged voice and data networking solutions for enterprises of all sizes. 3Com offers a broad line of innovative products backed by world class sales, service and support, which excel at delivering business value for its customers. Through its TippingPoint division, 3Com is the leading provider of network-based intrusion prevention systems that deliver in-depth application protection, infrastructure protection, and performance protection. 3Com also is the majority owner of Huawei-3Com Co., Limited (H3C). On March 22, 2007, 3Com

announced the receipt of approval from the People’s Republic of China to acquire Huawei Technologies’ remaining 49 percent stake in H3C and take full ownership, pending customary closing deliverables. H3C brings innovative and cost-effective product development and manufacturing and a strong footprint in one of the world’s most dynamic markets. For further information, please visit www.3com.com, or the press site www.3com.com/pressbox.
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Copyright © 2007 3Com Corporation. 3Com and the 3Com logo are registered trademarks and TippingPoint is a trademark of 3Com Corporation. All other company and product names may be trademarks of their respective holders

3Com Corporation
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)
TABLE A

	Three Months Ended
	March 2,	December 1,	March 3,
	2007	2006	2006

Sales	$323,441	$332,976	$177,563
Cost of sales	170,004	182,825	105,157

Gross profit	153,437	150,151	72,406
Operating expenses:
Sales and marketing	77,338	76,188	67,073
Research and development	48,419	48,151	25,075
General and administrative	22,466	22,341	19,520
Amortization of intangibles	10,228	12,221	3,862
In-process research and development	1,700	—	—
Restructuring charges	2,221	630	4,148

Total operating expenses	162,372	159,531	119,678

Operating loss	(8,935)	(9,380)	(47,272)

Gain (loss) on investments, net	(582)	(911)	173
Interest income, net	11,265	11,447	7,167
Other income (loss), net	9,637	12,616	(574)

Income (loss) from operations before income taxes and equity interest of unconsolidated joint venture and minority interest of consolidated joint venture	11,385	13,772	(40,506)

Income tax provision	(1,374)	(2,315)	(1,030)
Equity interest of 3Com in the income of unconsolidated joint venture (1)	—	—	8,776
Minority interest of Huawei in the income of consolidated joint venture (2)	(14,790)	(14,973)	—

Net loss	$(4,779)	$(3,516)	$(32,760)

Basic and diluted loss per share	$(0.01)	$(0.01)	$(0.08)

Shares used in computing basic and diluted per share amounts	394,351	393,352	387,754

(1)	Represents 3Com’s interest in the Huawei-3Com joint venture for the period December 2, 2005 to February 1, 2006.

(2)	Represents Huawei’s interest in the Huawei-3Com joint venture for the period subsequent to February 1, 2006.

3Com Corporation
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)
TABLE B

	March 2,	June 2,
	2007	2006
ASSETS

Current assets:
Cash and cash equivalents	$842,761	$501,097
Short-term investments	113,386	363,250
Notes receivable	35,671	63,224
Accounts receivable, net	144,345	115,120
Inventories, net	124,459	148,819
Other current assets	51,214	57,835

Total current assets	1,311,836	1,249,345

Property & equipment, net	80,564	89,109
Goodwill	357,430	354,259
Intangibles, net	80,166	111,845
Other assets	27,662	56,803

Total assets	$1,857,658	$1,861,361

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$128,916	$153,245
Accrued liabilities and other	342,239	318,036

Total current liabilities	471,155	471,281

Deferred revenue and long-term obligations	2,354	13,788
Minority interest of Huawei (a)	171,853	173,930
Stockholders’ equity	1,212,296	1,202,362

Total liabilities and stockholders’ equity	$1,857,658	$1,861,361

(a)	Represents Huawei’s 49 percent ownership in the Huawei-3Com joint venture.

Additional Financial Data
(in thousands)
(unaudited)
TABLE C

Sales by Geography (a)
	Three Months Ended
	March 2,	December 1,	March 3,
	2007	2006	2006

North America	$58,538	$55,159	$60,875
Latin and South America	17,970	20,296	19,781
Europe, Middle East and Africa	65,736	70,933	74,956
Asia Pacific Rim	26,906	28,312	21,951
China	154,291	158,276	—

Total Sales	$323,441	$332,976	$177,563

(a)	SCN segment sales are included in geographic categories based on the location of the end customer. H3C segment sales included in the geographic categories are based upon the hub locations of OEM partners in the case of OEM sales and the location of end-customers in the case of direct customer sales.

Sales by Product Category
	Three Months Ended
	March 2,	December 1,	March 3,
	2007	2006	2006

Networking	$259,196	$272,852	$119,473
Security	30,647	31,582	25,542
Voice	18,700	16,549	12,503
Services	9,805	8,568	7,958
Connectivity Products	5,093	3,425	12,087

Total Sales	$323,441	$332,976	$177,563

3Com Corporation
Reconciliation of Non-GAAP Operating Income (Loss)
(in thousands)
(unaudited)
TABLE D

	Three Months Ended
	March 2,	December 1,	March 3,
	2007	2006	2006
GAAP operating loss	$(8,935)	$(9,380)	$(47,272)
Asset impairment [a]	—	—	4,200
Executive transition [b]	—	—	4,612
Restructuring	2,221	630	4,148
Amortization of intangible assets	10,228	12,221	3,862
In-process research and development [c]	1,700	—	—
Stock-based compensation expense [d]	4,896	6,950	2,428

Non-GAAP operating income (loss)	$10,110	$10,421	$(28,022)

[a]	This charge is the result of the Company’s decision to abandon development plans utilizing licensed software for which the Company has no alternative use.

[b]	These charges represent expenses associated with the separation of former CEO Bruce Claflin and the hiring costs for the replacement of former CEO R. Scott Murray.

[c]	Represents charges related to acquired technology from Roving Planet.

[d]	Stock-based compensation expense is included in the following cost and expense categories by period (dollars in millions):

	Three Months Ended
	March 2,	December 1,	March 3,
	2007	2006	2006
Cost of sales	$0.4	$0.4	$—
Sales and marketing	1.5	1.6	0.4
Research and development	1.1	1.5	0.9
General and administrative	1.9	3.5	1.1

3Com Corporation
Segment Reporting
(in thousands)
(unaudited)
TABLE E

	Operating Segments
	SCN		H3C		Eliminations and Other Items
	Three Months Ended	Three Months Ended	Three Months Ended	Three Months Ended	Three Months Ended		Three Months Ended
	March 2, 2007	December 1, 2006	December 31, 2006	September 30, 2006	March 2, 2007		December 1 , 2006

Sales	$157,385	$166,525	$195,144	$190,291	$(29,088	) (1)	$(23,840	) (1)

Gross profit	63,797	59,436	89,640	90,715

Total sales and marketing, research and development, and general and administrative expenses	84,158	85,629	64,066	61,051

Other operating expenses (2)	7,580	4,221	6,570	8,630

Operating income (loss)	(27,941)	(30,414)	19,004	21,034

Net income (loss)	(20,174)	(19,103)	30,185	30,561	(14,790	) (3)	(14,973	) (3)

(1)	Represents eliminations for inter-company revenue during the respective periods.

(2)	Represents restructuring and amortization in all periods presented plus in-process research and development costs for the three months ended March 2, 2007.

(3)	Represents equity interest of Huawei in H3C for October, November and December for the period ended March 2, 2007 and July, August and September of 2006 for the period ended December 1, 2006.